Exhibit 99.1

Contacts:
For Ventas:	David Smith
(877) 4-VENTAS

For Cogdell Spencer:	Jaime Buell
(704) 940-2929

VENTAS TO ACQUIRE COGDELL SPENCER FOR $4.25 PER SHARE IN CASH

Strategic Acquisition Expands Ventas’s MOB Business to Over 20 Million Square Feet

Cogdell Under Contract to Sell Erdman Prior to Closing

CHICAGO, IL and CHARLOTTE, NC (December 27, 2011) — Ventas, Inc. (NYSE: VTR) (“Ventas” or the “Company”) and Cogdell Spencer Inc. (NYSE: CSA) (“Cogdell”) today announced that the Boards of Directors of both companies have approved a definitive agreement under which Ventas will acquire Cogdell and its 72 high quality medical office buildings (“MOBs”) in an all-cash transaction.  At closing, Ventas’s investment, including its share of debt, is expected to approximate $760 million to $770 million, before anticipated transaction expenses.

Under the terms of the agreement, holders of shares of Cogdell common stock and units of limited partnership interests in Cogdell’s operating partnership, Cogdell Spencer LP (“Cogdell LP”), will receive consideration of $4.25 per share (or unit), representing a premium of 8% to Cogdell’s closing price on December 23, 2011 and 13% to the average closing price of Cogdell common stock over the past 30 days.  The consideration plus anticipated transaction expenses values Cogdell’s properties at a low- to mid- 7% net operating income (“NOI”) yield, or slightly over $200 per square foot.  Holders of Cogdell’s preferred stock will receive consideration of $25 per share, plus accrued and unpaid dividends through the closing.  Cogdell will pay its currently declared common stock dividend as scheduled on January 19, 2012, at which time Cogdell LP will pay a similar distribution on its outstanding limited partnership units.  Cogdell and Cogdell LP will not pay further dividends or distributions on their common stock or units pending consummation of the transaction.

“We are delighted to announce this strategic and accretive acquisition that further broadens our footprint in the attractive MOB sector, continues to diversify our business and tenant relationships and keeps our balance sheet strong,” Ventas Chairman and Chief Executive Officer Debra A. Cafaro said.  “Cogdell’s high-quality properties enhance our medical office building market presence, especially in the southeast, and provide an opportunity to scale our Lillibridge

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Healthcare Services subsidiary platform.  We look forward to successfully integrating the Cogdell properties into the Ventas portfolio.”

Highlights of the acquired assets are:

•                  Acquired MOBs: 68 stabilized (92% occupied), 2 leaseup and 2 in development, 4.2 million square feet;

•                  Management business acquired: 44 MOBs, 2 million square feet;

•                  Ventas’s MOB portfolio will increase from 11% to 15% of total NOI;

•                  Owned MOBs are located in 15 states;

•                  Eighty-eight percent of the owned portfolio’s square footage (72 MOBs) is located on hospital campuses or is hospital anchored; and

•                  Twelve new business relationships with investment-grade rated hospitals.

“When this acquisition is completed, Ventas will have the leading MOB business in the U.S., with over 20 million square feet owned or managed, and a coast-to-coast presence that is second to none in the healthcare real estate industry,” Ventas Executive Vice President of Medical Property Operations Todd W. Lillibridge said.  “We continue to build on our 25 years of experience exclusively in the medical office building and outpatient arena for the benefit of our clients and stakeholders.”

“We are pleased to have reached this agreement with Ventas, which provides immediate, full and fair value to our shareholders,” Cogdell Spencer’s Chief Executive Officer and President Raymond Braun said.  “Our Board of Directors conducted a robust and thorough review of strategic alternatives and determined that this transaction is advisable to, and in the best interests of, our shareholders.  In reaching this decision to sell, the Board carefully considered our prospects to raise capital in support of our growth strategy.  The Board is unequivocal in its view that the sale to Ventas will deliver the most value to shareholders.  I look forward to working with the Ventas team to facilitate a seamless and successful integration.”

Cogdell has reached an agreement under which Cogdell’s design-build and development business (“Erdman”) will be sold to an affiliate of Lubar & Co., a well regarded private equity firm affiliated with David Lubar, prior to completion of the Ventas transaction.  Mr. Lubar previously held an equity stake in Erdman before it was sold to Cogdell in 2008.  The transaction will include all assets and liabilities of the Erdman business, including approximately $11 million in projected net working capital on the Erdman balance sheet.  In addition, Cogdell will contribute approximately $12 million to its equity capitalization, with a roughly equal amount to be contributed by an affiliate of Lubar & Co, in order to capitalize Erdman.  The agreement currently contemplates the sale of Erdman for nominal consideration but allows Cogdell to solicit superior proposals for the Erdman business over a 45-day period.  Cogdell shareholders would receive any additional proceeds resulting from a sale of the Erdman business to an alternative party, less incremental costs associated with such sale.

Ventas’s acquisition of Cogdell is expected to be financed through the assumption of existing Cogdell mortgage debt and other Ventas borrowings.

The transaction is expected to be immediately accretive to Ventas’s normalized funds from operations (FFO), approximately $0.03 to $0.05 per share on a full year basis excluding merger-related, transition and integration costs and expenses.  In addition, Ventas anticipates that Cogdell’s debt balances are expected to increase, and its cash balance expected to decrease, between now and the closing principally due to Cogdell’s ongoing development projects and its contribution to Erdman.  Ventas expects its net debt to EBITDA to approximate 5x including the acquisition.

Approvals and Timing

Completion of Ventas’s acquisition of Cogdell, which is expected to occur in the second quarter of 2012, is subject to the approval of Cogdell shareholders, satisfaction of customary closing conditions and the successful completion of the sale of Erdman.

Advisors

Centerview Partners LLC and Morgan Stanley & Co. LLC are acting as financial advisors to Ventas, and Willkie Farr & Gallagher LLP is acting as legal counsel.

Citi is acting as exclusive financial advisor to Cogdell and provided a fairness opinion, and Alston & Bird LLP is acting as legal counsel.

Presentation

An investor presentation discussing the transaction is available on Ventas’s website at www.ventasreit.com.

About Ventas, Inc.

Ventas, Inc., an S&P 500 company, is a leading healthcare real estate investment trust. Its diverse portfolio of more than 1,300 assets in 47 states (including the District of Columbia) and two Canadian provinces consists of seniors housing communities, skilled nursing facilities, hospitals, medical office buildings and other properties. Through its Lillibridge subsidiary, Ventas provides management, leasing, marketing, facility development and advisory services to highly rated hospitals and health systems throughout the United States.  More information about Ventas and Lillibridge can be found at http://www.ventasreit.com and http://www.lillibridge.com.

About Cogdell Spencer Inc.

Charlotte-based Cogdell Spencer Inc. (NYSE:CSA), healthcare’s preferred real estate partner, is a real estate investment trust (“REIT”) focused on planning, owning, developing, constructing, and managing medical facilities.  Through strategically managed, customized facilities, we help our clients deliver superior healthcare.  Learn more about Cogdell Spencer Inc. and its subsidiaries at www.cogdell.com.

Caution About Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s or Cogdell’s or their respective tenants’, operators’, managers’ or borrowers’ expected future financial position, results of operations, cash flows, funds from operations, dividends and dividend plans, financing plans, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, merger integration, growth opportunities, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” “seek” and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and security holders must recognize that actual results may differ from the Company’s or Cogdell’s expectations. Although the Company and Cogdell presently believe that the plans, expectations and results expressed in or suggested by the forward-looking statements are reasonable, all forward-looking statements are inherently subjective, uncertain and subject to change, as they involve substantial risks and uncertainties beyond management’s control.  New factors emerge from time to time, and it is not possible to predict the nature, or assess the potential impact, of each new factor on the Company’s or Cogdell’s business.  Given these uncertainties, you should not place undue reliance on these forward-looking statements. Neither the Company nor Cogdell undertakes a duty to update such forward-looking statements, which speak only as of the date on which they are made.

The Company’s and Cogdell’s actual future results, performance or achievements and trends may differ materially depending on a variety of factors discussed in the Company’s and Cogdell’s filings with the Securities and Exchange Commission. These factors include without limitation: (a) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement or the stock purchase agreement relating to Erdman; (b) the inability to obtain Cogdell’s stockholder approval for the merger or the failure to satisfy other conditions to complete the merger or sale of Erdman; (c) the outcome of any legal proceedings instituted against Cogdell related to the merger agreement or the stock purchase agreement; (d) the failure to obtain the necessary financing arrangements set forth in the equity commitment letter delivered pursuant to the stock purchase agreement; (e) risks that the proposed transaction disrupts current plans and operations of either the Company or Cogdell; (f) the ability to recognize the benefits of the merger; (g) the amount of costs, fees, expenses and charges incurred by the Company or Cogdell related to the merger;(h) the ability and willingness of the Company’s and Cogdell’s tenants, operators, borrowers, managers and other third parties to meet and/or perform their obligations under their respective contractual arrangements with the Company and Cogdell, including, in some cases, their obligations to indemnify, defend and hold harmless the Company or Cogdell, as applicable, from and against various claims, litigation and liabilities; (i) the ability of the Company’s and Cogdell’s respective tenants, operators, borrowers and managers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities and other indebtedness; (j) the Company’s success in implementing its business strategy and the Company’s ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions or investments, including the Nationwide Health Properties, Inc. transaction and those in different asset types and outside the United States; (k) macroeconomic conditions such as a disruption of or lack of access to the capital markets, changes in the debt rating on U.S. government securities, default and/or delay in payment by the United States of its obligations, and changes in the federal budget resulting in the reduction or nonpayment of Medicare or Medicaid reimbursement rates; (l) the nature and extent of future competition; (m) the extent of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates; (n) increases in the Company’s cost of borrowing as a result of changes in interest rates and other factors; (o) the ability of the Company’s operators and managers, as applicable, to deliver high quality services, to attract and retain qualified personnel and to attract residents and patients; (p) changes in general economic conditions and/or economic conditions in the markets in which the Company and Cogdell may, from time to time, compete, and the effect of those changes on the Company’s and Cogdell’s revenues and the Company’s ability to access the capital markets or other sources of funds; (q) the Company’s ability to pay down, refinance, restructure and/or extend its indebtedness as it becomes due; (r) the Company’s ability and willingness to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations; (s) final determination of the Company’s taxable net income for the year ending December 31, 2011; (t) the ability and willingness of the Company’s and Cogdell’s tenants to renew their leases with the Company or Cogdell, as applicable, upon expiration of the leases and the Company’s and Cogdell’s ability to reposition their respective properties on the same or better terms in the event such leases expire and are not renewed by the Company’s or Cogdell’s tenants or in the event the Company or Cogdell exercises its right to replace an existing tenant upon default; (u) risks associated with the Company’s senior living operating portfolio, such as factors causing volatility in the Company’s operating income and earnings generated by its properties, including without limitation national and regional economic conditions, costs of materials, energy, labor and services, employee benefit costs, insurance costs and professional and general liability claims, and the timely delivery of accurate property-level financial results for those properties; (v) the movement of U.S. and Canadian exchange rates; (w) year-over-year changes in the Consumer Price Index and the effect of those changes on the rent escalators, including the rent escalator for Master Lease 2 with Kindred, and the Company’s earnings; (x) the Company’s and Cogdell’s ability and the ability of their respective tenants, operators, borrowers and managers to obtain and maintain adequate liability and other insurance from reputable and financially stable providers; (y) the impact of increased operating costs and uninsured professional liability claims on the liquidity, financial condition and results of operations of the Company’s and Cogdell’s respective tenants, operators, borrowers and managers, and the ability of the Company’s and Cogdell’s respective tenants, operators, borrowers and managers to accurately estimate the magnitude of those claims; (z) risks associated with the Company’s and Cogdell’s MOB portfolio and operations, including its ability to successfully design, develop and manage MOBs, to accurately estimate its costs in fixed fee-for-service projects and to retain key personnel; (aa) the ability of the hospitals on or near whose campuses the Company’s and Cogdell’s MOBs are located and their affiliated health systems to remain competitive and financially viable and to attract physicians and physician groups; (bb) the Company’s ability to maintain or expand its relationships with its existing and future hospital and health system clients; (cc) risks associated with the Company’s and Cogdell’s respective investments in joint ventures and unconsolidated entities, including the lack of sole decision-making authority and reliance on their joint venture partners’ financial condition; (dd) the impact of market or issuer events on the liquidity or value of the Company’s investments in marketable securities; and (ee) the impact of any financial, accounting, legal or regulatory issues or litigation that may affect the Company, Cogdell or their respective major tenants, operators or managers.  Many of these factors are beyond the control of the Company, Cogdell and their respective management teams.

Additional Information and Where to Find It

In connection with the proposed merger, Cogdell Spencer Inc. (“Cogdell”) will prepare a proxy statement to be filed with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the holders of Cogdell common stock. HOLDERS OF COGDELL COMMON STOCK ARE URGED TO READ THAT PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Holders of Cogdell common stock will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The holders of Cogdell common stock will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Cogdell, 4401 Barclay Downs Drive, Suite 300, Charlotte, North Carolina 28209, attn: Corporate Secretary, or from Cogdell’s website, http://www.cogdell.com.

Ventas, Cogdell and their respective directors and officers may be deemed to be participants in the solicitation of proxies from the holders of Cogdell common stock with respect to the meeting of stockholders that will be held to consider the proposed merger. Information about the Company’s directors and executive officers can be found the Company’s definitive proxy statement filed with the SEC on March 28, 2011.  Information about Cogdell’s directors and executive officers can be found in Cogdell’s definitive proxy statement filed with the SEC on March 25, 2011. Stockholders may obtain additional information regarding the interests of such potential participants in Cogdell’s proxy statement and other relevant documents filed with the SEC in connection with the proposed transaction if and when they become available.  These documents are available free of charge on the SEC’s website and from the Company or Cogdell, as applicable, using the sources indicated above.

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